Exhibit 3.28

TWENTY-SIXTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawals and admissions of said partners, the number of general partners is 609.

In affirmation thereof, the facts stated above are true.

Dated: June 25, 2024

General Partner:

By _______/s/ Penny Pennington ___________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Altergott, Mary Ann	6/1/2024	12555 Manchester Road	St. Louis, MO 63131
Pina, Jaime Roberto	6/1/2024	12555 Manchester Road	St. Louis, MO 63131
Segalla, Anthony Peter	6/1/2024	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Altergott-Beirne Qualified Spousal Trust covered under agreement February 19, 2024, as amended or restated thereafter	6/1/2024	12555 Manchester Road	St. Louis, MO 63131
Anthony P. Segalla Trust	6/1/2024	12555 Manchester Road	St. Louis, MO 63131
Pina Family Trust	6/1/2024	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Sixth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.